Exhibit 10.4

PREFERRED STOCK EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 10th day of October, 2019, by and among Muliang Agritech, Inc., a Nevada corporation (the “Company”), and the shareholder Mr. Lirong Wang signatory hereto (the “Shareholder”), with reference to the following facts:

WHEREAS, the Shareholder desires to cancel his beneficial ownership of 15,000,000 shares of Company’s common stock, par value $0.0001 per share (the “Existing Shares”) for the Company’s 15,000,000 shares of Series A preferred stocks (the “Exchange Shares”);

WHEREAS, the Company desires to issue the Exchange Shares to induce the Shareholder cancel the Existing Shares.

WHEREAS, Each of the Company and the Shareholder desire to effectuate the Exchange on the basis and subject to the terms and conditions set forth in this Agreement.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange of Series A Preferred Stock. Each of the Company and Shareholder agrees that, on the date hereof, Shareholder cancel 15,000,000 shares of common stock and the Company shall issue to Shareholder in exchange therefore 15,000,000 shares of Series A Preferred Stock. The exchange of the common stocks for the Series A Preferred Stock will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.:

2. Representations and Warranties of the Company. The Company represents and warrants to the Shareholder, as of the date hereof, and as of the time of consummation of the Exchange, that:

(a) Organization and Qualification. The Company and each of its subsidiaries (the “Subsidiaries”) are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents except, with respect to the Subsidiaries, for violations which would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Exchange Shares and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchange Shares in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Shares, have been duly authorized by the Board of Directors of the Company and, other than (i) such filings required under applicable securities or “Blue Sky” laws of the states of the United States, (ii) no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) result in a violation of the certificate of Incorporation of the Company, the terms of any share capital of the Company or any of its Subsidiaries, the bylaws of the Company or any of the organizational documents of the Company or any of its Subsidiaries or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws, rules, and regulations, and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of (B) or (C), as would not be reasonably expected to result in a Material Adverse Effect.

(ii) Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or, make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Exchange Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations (which the Company is required to obtain pursuant to the preceding sentence) have been obtained or effected, or will have been obtained or effected, on or prior to the date hereof, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company has no knowledge of any facts that would reasonably lead to delisting or suspension of the shares of Common Stock by the Principal Market in the foreseeable future.

(d) No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of Exchange Shares under the Securities Act or cause this offering of the Exchange Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of Exchange Shares under the Securities Act or cause the offering of the Exchange Shares to be integrated with other offerings.

(e) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Shareholder contained herein, the offer and issuance by the Company of the Exchange Shares is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(f) Issuance of Exchange Shares. The issuance of the Exchange Shares is duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. The issuance of the Exchange Shares is duly authorized and upon issuance in with the terms of the Exchange Documents will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the Shareholders being entitled to all rights accorded to a shareholder of common stock. Upon issuance in accordance with the Exchange Shares, the Exchange Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the Shareholders being entitled to all rights accorded to a Shareholder of Common Stock.

(g) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Shares for the Exchange Shares and Exchange Shares as contemplated hereby.

(h) Disclosure. Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Shareholder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Shareholder will rely on the foregoing representations in effecting transactions in the Exchange Shares. All disclosure provided to the Shareholder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3. Representations and Warranties of Shareholder. The Shareholder represents and warrants to the Company, as of the date hereof, as follows:

(a) Organization and Authority. The Shareholder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Shareholder and the consummation by Shareholder of the transactions contemplated hereby has been duly authorized by Shareholder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(b) Ownership of Existing Shares. The Shareholder owns the Existing Shares free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Shareholder understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Shareholder to acquire the Exchange Shares.

(d) Validity; Enforcement. This Agreement and the Exchange Documents to which the Shareholder is a party have been duly and validly authorized, executed and delivered on behalf of the Shareholder and shall constitute the legal, valid and binding obligations of the Shareholder enforceable against the Shareholder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) No Conflicts. The execution, delivery and performance by the Shareholder of this Agreement and the Exchange Documents to which the Shareholder is a party, and the consummation by the Shareholder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Shareholder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Shareholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Shareholder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Shareholder to perform its obligations hereunder.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Shareholder for soliciting the exchange of the Existing Shares for the Exchange Shares and Exchange Shares as contemplated hereby.

4. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the fourth (4th) business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Company (including, without limitation, the Exchange Shares and this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).

5. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE SHAREHOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6. Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that facsimile or PDF signature pages shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile or PDF signature.

7. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the hereof.

13. Notices. Any notice or other communication required or permitted under this Agreement must be in writing and must be given by (a) certified or registered mail, (b) recognized commercial overnight courier, (c) facsimile transmission with a confirming copy by certified mail or recognized commercial overnight courier, or (d) e-mail with a confirming copy by certified or registered mail or recognized commercial overnight courier, all addressed as follows:

(i) If to the Company, to its address, email address and facsimile number set forth on the signature page of the Company, with copies to the Company’s representatives set forth on the signature page of the Company or to such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

(ii) If to the Shareholder, to its address, email address and facsimile number set forth on the signature page of the Shareholder, with copies to the Shareholder’s representatives set forth on the signature page of the Shareholder or to such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

14. Remedies. The Shareholder and each Shareholder of the Exchange Shares shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such Shareholders have been granted at any time under any other agreement or contract and all of the rights which such Shareholders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Shareholder. The Company therefore agrees that the Shareholder shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

15. Survival. The representations and warranties of the Company and the Shareholder contained herein and the agreements and covenants set forth herein shall survive the closing of the transactions contemplated hereby, including, without limitation, the delivery and issuance of the Exchange Shares.

16. Indemnification. In consideration of the Shareholder’s execution and delivery of the Exchange Documents and acquiring the Exchange Shares thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Shareholder and all of its shareholders, partners, members, officers, directors, employees and direct or indirect Shareholders and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of the Shareholder as a Shareholder of the Exchange Shares pursuant to the transactions contemplated by the Exchange Documents (unless such action, suit or claim is based upon a breach of such Shareholder’s representations, warranties or covenants under this Agreement and the other Exchange Documents or any violations by Shareholder of state or federal securities laws or any conduct by Shareholder that constitutes fraud, gross negligence, willful misconduct or malfeasance). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable under law.

17. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Shareholder, the Company, their affiliates and Persons acting on their behalf solely with respect to the Existing Shares, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Shareholder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Shareholder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

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IN WITNESS WHEREOF, Shareholders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

MULIANG AGRITECH, INC.

By:	/s/ Lirong Wang
	Name:	Lirong Wang
	Title:	Chief Executive Officer

SHAREHOLDER:

Lirong Wang

By:	/s/ Lirong Wang